EXHIBIT 23.1


                                                   July 11, 1996



Board of Directors
Franklin Ophthalmic Instruments Co., Inc.
1265 Naperville Drive
Romeoville, Illinois  60446

   Re:      Registration Statement on Form S-8
            ----------------------------------

Gentlemen:

   We have as acted as counsel to Franklin Ophthalmic Instruments Co., Inc. a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of up to 600,000 shares of common stock, par value $.001 per share (the "Common Stock") to Jason H. Pollak (the "Consultant") pursuant to the terms of certain consulting agreements, dated as of June 30, 1995 and December 31, 1995, by and among the Company, Tiger Eye Acquisitions, L.L.C. (formerly Kalo Acquisitions, L.L.C.) and the Consultant, as amended (the "Consulting Agreement").

   We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the Registration Statement, the Consulting Agreement, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions contained in any of the foregoing materials.


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Board of Directors
July 11, 1996
Page 2



   In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of the District of Columbia and the General Corporation Law of the State of Delaware. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia, however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

   Based upon the foregoing, we are of the opinion that the 600,000 shares of Common Stock issuable to the Consultant pursuant to the terms of the Consulting Agreement have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Consulting Agreement will be duly authorized, validly issued, fully paid and nonassessable.

   We hereby consent to be named in the Registration Statement as attorneys who have passed upon legal matters in connection with the issuance of the securities described therein. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.


                                 DE MARTINO FINKELSTEIN ROSEN & VIRGA



                                 By:  /s/ Ralph V. De Martino
                                      ------------------------------------------
                                      Ralph V. De Martino, a Principal